Filed Pursuant to Rule 424(b)(5)
Registration No. 333-282933

PROSPECTUS SUPPLEMENT

(to Prospectus dated November 13, 2024)

21,895,000 Shares of Common Stock

Pre-funded Warrants to Purchase up to 28,713,500 Shares of Common Stock

Class A Warrants to Purchase up to 50,608,500 Shares of Common Stock

(or Pre-Funded Warrants)

Class B Warrants to Purchase up to 50,608,500 Shares of Common Stock

(or Pre-Funded Warrants)

We are offering 21,895,000 shares of our common stock and, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase 28,713,500 shares of common stock, as well as accompanying Class A warrants, or Class A Warrants, to purchase an aggregate of 50,608,500 shares of our common stock (or, for those investors who so choose, pre-funded warrants) and Class B warrants, or Class B Warrants, to purchase an aggregate of 50,608,500 shares of our common stock (or, for those investors who so choose, pre-funded warrants). The purchase price of each pre-funded warrant equals the price per share at which shares of common stock and the accompanying Class A and Class B Warrants are being sold to the public in this offering, minus the $0.0001 per share exercise price of each such pre-funded warrant. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants and Class A and Class B Warrants. The common stock and pre-funded warrants will be sold in combination, with each share of common stock or pre-funded warrant that we sell in this offering being accompanied by a Class A Warrant to purchase one share of common stock or pre-funded warrant and a Class B Warrant to purchase one share of common stock or pre-funded warrant.

The shares of our common stock (or pre-funded warrants) and Class A and Class B Warrants are immediately separable and will be issued separately, but can only be purchased together in the offering. The Class A Warrants have an exercise price of $2.22 per share of common stock, or $2.2199 per pre-funded warrant, are exercisable at any time after the date of issuance and will expire on the earlier of (i) 30 calendar days following the public release of nine-month median follow-up data from any expansion cohort in our planned Phase 1b study of cemsidomide with elranatamab and (ii) the fifth anniversary of the date of issuance. The Class B Warrants have an exercise price of $2.22 per share of common stock, or $2.2199 per pre-funded warrant, are exercisable any time after the date of issuance and will expire on the fifth anniversary of the date of issuance; provided that we may require the mandatory exercise of the Class B Warrants, in whole or in part, on or after the six-month anniversary of the date of issuance and so long as the per share closing price of our common stock on The Nasdaq Global Select Market on each of the ten consecutive trading days prior to the date of our notice of mandatory exercise is above $6.66, subject to certain adjustments. The pre-funded warrants are immediately exercisable, subject to the limitations described in the section “Description of Securities We Are Offering.”

We refer to the common stock, the pre-funded warrants and the respective accompanying Class A Warrants and Class B Warrants issued in this offering, collectively, as the securities. We refer to the Class A Warrants and Class B Warrants accompanying the common stock and pre-funded warrants as the Class A and Class B Warrants.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “CCCC.” On October 15, 2025, the closing price of our common stock, as reported on The Nasdaq Global Select Market, was $2.22 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page S-8 of this prospectus supplement and page 2 of the accompanying prospectus and in the documents that are incorporated by reference herein and therein. You should read the entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference herein or therein, carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are a “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

	PER SHARE OF COMMON STOCK AND ACCOMPANYING CLASS A AND CLASS B WARRANTS	PER PRE-FUNDED WARRANT AND ACCOMPANYING CLASS A AND CLASS B WARRANTS	TOTAL
Public Offering Price	$2.4700	$2.4699	$125,000,123.65
Underwriting Discounts and Commissions (1)	$0.1482	$0.1482	$7,500,179.70
Proceeds to C4 Therapeutics, Inc. (Before Expenses)	$2.3218	$2.3217	$117,499,943.95

(1)	We refer you to “Underwriting” for additional information regarding underwriting compensation.

Delivery of the shares of common stock and pre-funded warrants (and the respective accompanying Class A and Class B Warrants) is expected to be made on or about October 17, 2025.

Jefferies	TD Cowen	Evercore ISI

Prospectus Supplement dated October 16, 2025

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process, and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. This prospectus supplement and any free writing prospectus we authorize for use in connection with this offering may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference herein or therein that was filed with the SEC before the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus supplement, the accompanying prospectus, the documents incorporated by reference into each and any free writing prospectus we authorize for use in connection with this offering include important information about us, the shares and other information you should consider before purchasing the shares. See “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus supplement.

We have not and the underwriters have not authorized anyone to provide you with any information other than the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurances as to the reliability of, any information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the date of those respective documents, or that information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. We are not, and the underwriters are not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus supplement, the accompanying prospectus, including any information incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Incorporation by Reference” and “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We own or have rights to various trademarks, service marks and trade names that are used in connection with the operation of our business, including our company name, C4 Therapeutics, our logo, the name of our TORPEDO technology platform and the names of our BIDAC and MONODAC protein degrader product candidates. This prospectus supplement may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus supplement is not intended to and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

This prospectus supplement and the documents incorporated by reference herein also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

As used in this prospectus supplement, unless the context otherwise requires, references to the “company,” “C4T,” “we,” “us” and “our” refer to C4 Therapeutics, Inc. and, where appropriate, our wholly owned, consolidated subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in shares of our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-8 and page 2 of the accompanying prospectus, and those identified in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as applicable.

Our Company

We are a clinical-stage biopharmaceutical company dedicated to delivering on the promise of targeted protein degradation, or TPD, science to create a new generation of small-molecule medicines that transform patients’ lives. By leveraging our proprietary TORPEDO platform, we have the capability to efficiently design and optimize small molecule protein degraders that are highly active against their desired targets by harnessing the body’s natural process for destroying unwanted proteins.

Our most advanced product candidate, cemsidomide, is an orally bioavailable small-molecule degrader in clinical development for the treatment of relapsed/refractory multiple myeloma, or RRMM. Cemsidomide targets IKZF1 and IKZF3, transcription factors that multiple myeloma, or MM, and non-Hodgkin’s lymphoma, or NHL are dependent on for survival and degrading these targets leads to plasma cell death. The Phase 1 trial in MM completed enrollment and the data summarized below using a July 23, 2025 cutoff date, as updated as of a September 10, 2025 cutoff date, showed cemsidomide in combination with dexamethasone was generally well tolerated over the range of doses tested, led to robust IKZF1/3 degradation and T-cell activation, and demonstrated the potential for class-leading anti-myeloma activity. In December 2024, we shared data evaluating cemsidomide as a monotherapy in NHL that demonstrated a well-tolerated profile and compelling anti-lymphoma activity in NHL and in peripheral t-cell lymphoma, or PTCL, as measured by overall response rate and complete metabolic response rate. Going forward, we will prioritize MM development for cemsidomide. The United States Food and Drug Administration, or FDA, has granted orphan drug designation to cemsidomide for the treatment of MM.

CFT8919 is an orally bioavailable, allosteric, mutant-selective small-molecule degrader of epidermal growth factor receptor, or EGFR, with an L858R mutation in non-small lung cancer, or NSCLC. In May 2023, we entered into a license and collaboration agreement with Betta Pharmaceuticals, Co., Ltd., or Betta Pharma, to collaborate on the development and commercialization of CFT8919 in mainland China, Hong Kong SAR, Macau SAR and Taiwan, with us retaining rights to develop and commercialize CFT8919 in the rest of the world. In November 2024, Betta Pharma initiated a Phase 1 clinical trial in NSCLC patients with the EGFR L858R mutation in Greater China. The Phase 1 clinical trial is ongoing, and data generated from this trial will inform our ex-China clinical development strategy.

CFT1946 is an orally bioavailable small-molecule degrader designed to be potent and selective against BRAF V600 mutant proteins to treat melanoma, colorectal cancer, or CRC, and other malignancies that harbor V600 mutations. In September 2024, we presented initial monotherapy data from the ongoing Phase 1/2 trial, which demonstrated that CFT1946 was well tolerated with initial signs of anti-tumor activity across all dose levels. We have made the decision not to advance CFT1946 beyond the current Phase 1 trial.

Beyond these product candidates, we are further diversifying our pipeline by developing new degraders in therapeutic areas in and beyond oncology for our own proprietary pipeline and in collaboration with Merck KGaA, Darmstadt, Germany, and F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc.

Corporate Information

We were incorporated under the laws of Delaware in October 2015 under the laws of the State of Delaware. Our principal executive offices are located at 490 Arsenal Way, Suite 120, Watertown, MA 02472 and our telephone number is (617) 231-0700. We have one wholly owned subsidiary, C4T Securities Corporation, a Massachusetts corporation. Our website address is www.c4therapeutics.com. Information contained on our website is not incorporated by reference into this prospectus supplement and should not be considered to be a part of this prospectus supplement or the registration statement of which it forms a part. We have included our website address in this prospectus supplement solely as an inactive textual reference. Our common stock trades on The Nasdaq Global Select Market under the symbol “CCCC.”

Implications of Being a Smaller Reporting Company

As of the end of our fiscal year ended December 31, 2024, we qualified as a “non-accelerated filer” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act and as a “smaller reporting company.” As a smaller reporting company, we are allowed reduced disclosure and other requirements that are otherwise generally applicable to large accelerated filers. These reduced requirements include:

∎

two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

∎	reduced disclosure about our executive compensation arrangements;

∎	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and

∎	delayed adoption of certain accounting pronouncements.

We may take advantage of these and other scaled disclosures available to smaller reporting companies until the fiscal year following the determination that we no longer qualify as a “smaller reporting company.” A company will qualify as a “smaller reporting company,” if, as of the last day of the company’s second fiscal quarter, it has (1) a public float of less than $250 million or (2) less than $100 million in annual revenues and either (i) no public float or (ii) public float of less than $700 million.

THE OFFERING

Common stock offered by us	21,895,000 shares. Each share of common stock is being offered and sold together with an accompanying Class A and Class B Warrant as described below.

Pre-funded warrants offered by us	We are also offering, in lieu of shares of our common stock to certain investors, pre-funded warrants to purchase up to 28,713,500 shares of our common stock. The purchase price of each pre-funded warrant and accompanying Class A and Class B Warrants equals the price per share at which the shares of common stock and accompanying Class A and Class B Warrants are being sold to the public in this offering, minus the $0.0001 per share exercise price of each such pre-funded warrant. The pre-funded warrants do not expire, and each pre-funded warrant will be exercisable at any time after the date of issuance of such pre-funded warrant, subject to a beneficial ownership limitation described herein. See “Description of Securities We Are Offering.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants.

The lock-up restrictions described under “Underwriting” will not apply to issuance of common stock by us upon the exercise of the pre-funded warrants during the 60-day period following the date hereof.

Warrants offered by us

We are also offering Class A warrants to purchase up to 50,608,500 shares of our common stock (or pre-funded warrants in lieu thereof) and Class B warrants to purchase up to 50,608,500 shares of our common stock (or pre-funded warrants in lieu thereof). The shares of our common stock and the pre-funded warrants are each being sold together with the Class A and Class B Warrants, with each share of common stock or pre-funded warrant that we sell in this offering being accompanied by a Class A Warrant to purchase one share of common stock or pre-funded warrant and a Class B Warrant to purchase one share of common stock or pre-funded warrant. The Class A Warrants have an exercise price of $2.22 per share of common stock, or $2.2199 per pre-funded warrant, are exercisable at any time after the date of issuance and will expire on the earlier of (i) 30 calendar days following the public release of nine-month median follow-up data from any expansion cohort in our planned Phase 1b study of cemsidomide with elranatamab and (ii) the fifth anniversary of the date of issuance. The Class B Warrants have an exercise price of $2.22 per share of common stock, or $2.2199 per pre-funded warrant and are exercisable at any time after the date of issuance and will expire on the fifth anniversary of the date of issuance; provided that we may require the mandatory exercise of the Class B Warrants on or after the six-month anniversary of the date of issuance and so long as the per share closing price of our common stock on The Nasdaq Global Select Market on each of the ten consecutive trading days prior to the date of our notice of mandatory exercise is above $6.66, subject to certain adjustments. In the event that we require the mandatory exercise of the Class B Warrants, to the extent that the holder would own ownership interests in more than 4.99% (or 9.99% at the initial election of the holder) (which percentage may be decreased or increased up to 19.99% with notice) of our common stock outstanding immediately after giving effect to the exercise, the holder will receive pre-funded warrants instead of shares of common stock. See “Description of Securities We Are Offering.” The shares of common stock, pre-funded warrants and accompanying Class A and Class B Warrants are immediately separable and will be issued separately, but can only be purchased together in the offering. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon the exercise of such Class A and Class B Warrants.

The lock-up restrictions described under “Underwriting” will not apply to issuance of common stock upon the exercise of the Class A and Class B Warrants during the 60-day period following the date hereof.

Common stock to be outstanding immediately after this offering:	92,902,083 shares. The number of shares of common stock outstanding after this offering assumes no exercise of the pre-funded warrants and Class A and Class B Warrants offered hereby.

Use of proceeds:	We currently intend to use potential proceeds from this offering, together with our existing cash and cash equivalents and marketable securities, to primarily fund our ongoing and planned clinical trials of cemsidomide, other research and development activities, and for working capital and general corporate purposes. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Risk factors:	Investing in our securities involves significant risks. See “Risk Factors” on page S-8 of this prospectus supplement and page 2 of the accompanying prospectus, and under similar headings in the other documents, including our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of the factors you should carefully consider before deciding to invest in our securities.

Nasdaq Global Select Market symbol:	Our common stock is listed on The Nasdaq Global Select Market under the symbol “CCCC.” There is no established public trading market for the Class A and Class B Warrants or the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Class A and Class B Warrants or the pre-funded warrants on any securities exchange or recognized trading system.

All information in this prospectus supplement related to the number of shares of our common stock to be outstanding immediately after this offering is based on 71,007,083 shares of our common stock outstanding as of June 30, 2025. The number of shares outstanding as of June 30, 2025 as used throughout this prospectus supplement, unless otherwise indicated, excludes:

∎

13,321,475 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2025 under our 2015 Stock Option and Grant Plan, or the 2015 Plan, and under our 2020 Stock Option and Incentive Plan, or the 2020 Plan, at a weighted-average exercise price of $8.24 per share;

∎	2,957,988 shares of common stock issuable upon the settlement of restricted stock units outstanding as of June 30, 2025 issued under our 2020 Plan;

∎	3,323,723 shares of common stock available for future issuance as of June 30, 2025 under our 2020 Plan;

∎	2,788,030 shares of common stock available for future issuance as of June 30, 2025 under our 2020 Employee Stock Purchase Plan, or the ESPP;

∎

843,480 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2025, issued pursuant to the employment inducement award exemption provided by Nasdaq Listing Rule 5635(c)(4), at a weighted-average exercise price of $4.90 per share; and

∎

3,769,483 shares of common stock issued in a series of sales pursuant to our “at-the-market” program in accordance with our Sales Agreement, or the Sales Agreement, with TD Securities (USA) LLC, or TD Cowen, since June 30, 2025, at an average price of $2.55 per share for aggregate gross proceeds of approximately $9.6 million, before deducting any commissions or expenses related to such sales.

Unless otherwise stated, all information contained in this prospectus supplement assumes no exercise of the stock options or vesting and settlement of the restricted stock units described above after June 30, 2025 and no exercise of the pre-funded warrants or common stock warrants being offered hereby.

In addition, the number of shares outstanding immediately after this offering does not include shares of common stock that we may offer and sell in the future pursuant to our Sales Agreement with TD Cowen. However, we have agreed not to make any sales under the Sales Agreement prior to 60 days from the date of this prospectus supplement. See “Underwriting” for addition information regarding lock-up arrangements.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC, each of which are incorporated by reference in this prospectus supplement, and all of the other information in this prospectus supplement, including our financial statements and related notes incorporated by reference herein. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.

Risks Related to This Offering

If you purchase our securities in this offering, you may incur immediate and substantial dilution.

If you purchase securities in this offering, you may incur immediate and substantial dilution in the as adjusted net tangible book value of your common stock (or pre-funded warrants in lieu thereof) and accompanying Class A and Class B Warrants because the price that you pay may be substantially greater than the net tangible book value per share of the shares you acquire in the event all pre-funded warrants and Class A and Class B Warrants are exercised. In addition, to the extent outstanding stock options are exercised or outstanding restricted stock units vest and settle, new stock options or restricted stock units are issued, or additional shares of common stock are issued in the future, including through the sale of equity or convertible debt securities, there will be further dilution to new investors. As a result of the dilution to your holdings, you may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Furthermore, if the pre-funded warrants or Class A and Class B Warrants are exercised, you will incur further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement titled “Dilution.”

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the purchase price of securities sold in this offering. We may sell shares or other securities in any other offering, including under the Sales Agreement with TD Cowen, at a price per share that is less than the purchase price paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the purchase price paid by investors in this offering.

We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash and cash equivalents and marketable securities, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our management might not apply the net proceeds or our existing cash in ways that ultimately improve our business, financial condition or results of operations or increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.

Because of the number and variability of factors that will determine our use of our cash and cash equivalents and marketable securities, including the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Because we do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on shares of our common stock. We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of our shares of common stock will provide a return to stockholders.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of our shares in the public markets could occur at any time, including shares sold pursuant to our Sales Agreement, and such sales, or the perception in the market that holders of a substantial number of our shares intend to sell their shares, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We, our directors and our executive officers have agreed not to sell, dispose of or hedge any shares or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through and including the date 60 days after the date of this prospectus supplement, subject to certain exceptions. Jefferies LLC, TD Cowen and Evercore Group L.L.C. may, in their discretion, release the restrictions on any such shares at any time without notice. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

The Class A and Class B Warrants are speculative in nature. You may not be able to recover your investment in the Class A and Class B Warrants, and the Class A and Class B Warrants may expire worthless.

The Class A and Class B Warrants do not confer any rights of our common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. The Class A Warrants have an exercise price of $2.22 per share of common stock, or $2.2199 per pre-funded warrant, are exercisable at any time after the date of issuance and will expire on the earlier of (i) 30 calendar days following the public release of nine-month median follow-up data from any expansion cohort in our planned Phase 1b study of cemsidomide with elranatamab and (ii) the fifth anniversary of the date of issuance. The Class B Warrants have an exercise price of $2.22 per share of common stock, or $2.2199 per pre-funded warrant, are exercisable any time after the date of issuance and will expire on the fifth anniversary of the date of issuance; provided that we may require the mandatory exercise of the Class B Warrants on or after the six-month anniversary of the date of issuance and so long as the per share closing price of our common stock on The Nasdaq Global Select Market on each of the ten consecutive trading days prior to the date of our notice of mandatory exercise is above $6.66, subject to certain adjustments. If the Class A and Class B Warrants expire without being exercised, they will be worthless.

Moreover, following this offering, the market value of the Class A and Class B Warrants, if any, is uncertain and there can be no assurance that the market value of the Class A and Class B Warrants will equal or exceed their imputed offering price. In addition, there can be no assurance that the market price of our common stock will equal or exceed the exercise price of the Class A and Class B Warrants for a sustained period of time or at all, and, consequently, it may not ever be profitable for holders to exercise the Class A and Class B Warrants.

Holders of Class B Warrants purchased in this offering may be mandatorily required to exercise the Class B Warrants by us if certain conditions have been met.

Under the terms of the Class B Warrants, we may require the mandatory the exercise of the Class B Warrants, in whole or in part, by delivering a notice to the applicable holders on or after the six-month anniversary of the date of issuance and so long as the per share closing sale price of our common stock on The Nasdaq Global Select Market on each of the 10 consecutive trading days prior to the date of our notice of mandatory exercise is above $6.66, subject to certain adjustments. In the event we require the mandatory exercise of the Class B Warrants, holders of the Class B Warrants would be required to pay the exercise price of the warrant to purchase the shares of our common stock underlying the Class B Warrants (or pre-funded warrants if, after giving effect to such exercise, receipt of the shares of common stock would cause the aggregate number of shares of common stock beneficially owned by the holder (together with its attribution parties) to exceed 4.99% (or 9.99% at the initial election of the holder) of the number of shares of common stock outstanding immediately after giving effect to the exercise) at a time determined by us instead of upon the holder’s decision to exercise.

There is no public market for the pre-funded warrants or Class A and Class B Warrants being offered in this offering.

There is no public trading market for the pre-funded warrants or Class A and Class B Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or Class A and Class B Warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Global Select Market. Without an active market, the liquidity of the pre-funded warrants and/or Class A and Class B Warrants will be limited.

We will not receive any meaningful amount of additional funds upon the exercise of the pre-funded warrants; however, any exercise would increase the number of shares of our common stock eligible for future resale in the public market and result in dilution to our stockholders.

Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or by means of a “cashless exercise” according to a formula set forth in the pre-funded warrant. Accordingly, we will not receive any meaningful additional funds upon the exercise of the pre-funded warrants. To the extent such pre-funded warrants are exercised, additional shares of common stock will be issued for nominal or no additional consideration, which will result in dilution to the then existing holders of our common stock and will increase the number of shares eligible for resale in the public market.

Significant holders or beneficial owners of our common stock may not be permitted to exercise the pre-funded warrants or Class A and Class B Warrants that they hold for common stock.

A holder of the pre-funded warrants or Class A and Class B Warrants will not be entitled to exercise any portion of such pre-funded warrants or Class A and Class B Warrants for common stock if, upon giving effect to such exercise, the holder would beneficially own an aggregate number of shares of our common stock (together with its attribution parties) that exceeds 4.99% (or 9.99% at the initial election of the holder) of the number of shares of our common stock that would be outstanding immediately after giving effect to the exercise, as such percentage ownership is set forth in accordance with the terms of the pre-funded warrants and Class A and Class B Warrants. The Class A and Class B Warrants may still be exercised for pre-funded warrants. A holder of pre-funded warrants may elect to increase the maximum ownership percentage under the pre-funded warrants to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us. As a result, you may not be able to exercise your pre-funded warrants or Class A and Class B Warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your pre-funded warrants or Class A and Class B Warrants to realize value, but you may be unable to do so in the absence of an established trading market for the warrants.

Except for the right to participate in certain dividends and distributions, holders of the pre-funded warrants and Class A and Class B Warrants will have no rights as common stockholders until such holders exercise their pre-funded warrants or Class A and Class B Warrants and acquire our common stock.

Until holders of pre-funded warrants or Class A and Class B Warrants acquire shares of our common stock upon exercise, such holders will have no rights with respect to the shares of our common stock underlying such pre-funded warrants and Class A and Class B Warrants, except that holders of pre-funded warrants and Class A and Class B Warrants are entitled to participate in certain distributions, including cash dividends, if any, to all holders of our common stock for no consideration. Upon exercise of their respective pre-funded warrants or Class A and Class B Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

If we do not maintain a current and effective registration statement relating to the shares of our common stock issuable upon exercise of the Class A and Class B Warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If we do not maintain a current and effective registration statement relating to the shares of our common stock issuable upon exercise of the Class A and Class B Warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of our common stock that holders will receive upon exercise of the Class A and Class B Warrants will be fewer than it would have been had such holder exercised the warrant for cash, and holders may be limited in their ability to immediately sell shares upon exercise subject to volume or other securities law limitations. Further, if an exemption from registration is not available and we do not otherwise consent to a request for cashless exercise, holders would not be able to exercise on a cashless basis and would only be able to exercise their Class A and Class B Warrants for cash if a current and effective registration statement relating to the shares of our common stock issuable upon exercise of the Class A and Class B Warrants is available.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents we have incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, or Securities Act, and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement and the information incorporated by reference in this prospectus supplement, and in particular those factors referenced in the section “Risk Factors.”

This prospectus supplement and the accompanying prospectus contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, express or implied statements about:

∎

the initiation, timing, progress, results, safety and efficacy, and cost of our research and development programs and our current and future preclinical studies and clinical trials, including statements regarding the timing of initiation and completion of studies or trials, the period during which the results of the trials will become available, and our research and development programs;

∎	our ability to obtain funding for our operations necessary to continue or complete further development, manufacturing and commercialization of our product candidates;

∎	our ability to obtain and maintain regulatory approval for any of our current or future product candidates;

∎	the period of time over which we anticipate our existing cash and cash equivalents and marketable securities will be sufficient to fund our operating expenses and capital expenditure requirements;

∎	our ability to identify and develop product candidates for treatment of additional disease indications;

∎	the potential attributes and benefits of our product candidates;

∎	the rate and degree of market acceptance and clinical utility for any product candidates we may develop;

∎

the pricing and reimbursement of our product candidates, if approved, including the possibility for reduced pricing of our products, once approved, if they are later subject to mandatory price negotiation with the Centers for Medicare and Medicaid Services under the Inflation Reduction Act of 2022 or other applicable laws;

∎	the effects of competition with respect to any of our current or future product candidates, as well as innovations by current and future competitors in our industry;

∎	the implementation of our strategic plans for our business, any product candidates we may develop, and our TORPEDO platform;

∎

the ability and willingness of our third-party strategic collaborators to continue research, development, and manufacturing activities relating to our product candidates, including our ability to advance programs under our existing collaboration agreements with Roche, Betta Pharma, Merck, and MKDG, or other new collaboration agreements;

∎	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates;

∎	estimates of our future expenses, revenues, capital requirements, and our needs for additional financing;

∎	future agreements with third parties in connection with the manufacturing and commercialization of our product candidates, if approved;

∎	the size and growth potential of the markets for our product candidates and our ability to serve those markets;

∎	our financial performance;

∎	regulatory developments in the United States and foreign countries;

∎	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

∎	the success of competing therapies that are or may become available;

∎	our ability to attract and retain key scientific or management personnel;

∎	developments relating to our competitors and our industry;

∎

the effect of any geopolitical conflicts or new or increased international tariffs, including mitigation efforts and economic effects, on any of the foregoing or other aspects of our business operations, including but not limited to our preclinical studies, ongoing clinical trials and future clinical trials;

∎	our anticipated use of our existing cash and cash equivalents and marketable securities; and

∎	our anticipated use of net proceeds from this offering and the potential additional proceeds to us from future exercises of the Class A and Class B warrants.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and any other Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that are incorporated herein by reference, and the section of any accompanying prospectus supplement entitled “Risk Factors.”

You should read this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we assume no obligation to update or revise any forward-looking statements except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the dates on which they were made.

This prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date when made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common stock (or pre-funded warrants in lieu thereof) and accompanying Class A and Class B Warrants in this offering will be approximately $117.0 million, excluding any future exercises of pre-funded warrants and Class A and Class B Warrants, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, from the exercise of the pre-funded warrants. If all of the Class A and Class B Warrants sold in this offering were to be exercised in cash for shares of our common stock at an exercise price per share equal to $2.22, we would receive additional proceeds of approximately $224.7 million. We cannot predict when or if the Class A and Class B Warrants will be exercised. We may require the mandatory exercise of Class B Warrants on or after the six-month anniversary of the date of issuance and so long as the per share closing sale price of our common stock on The Nasdaq Global Select Market on each of the ten consecutive trading days prior to the date of our notice of mandatory exercise is above $6.66, subject to certain adjustments; however, we cannot predict if the market price of our common stock will satisfy this condition. It is also possible that the Class A and Class B Warrants may expire and may never be exercised.

As of June 30, 2025, we had cash and cash equivalents and marketable securities of $223.0 million. We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents and marketable securities, to primarily fund our ongoing and planned clinical trials of cemsidomide, other research and development activities, and for working capital and general corporate purposes.

Based on our current plans, we believe our existing cash and cash equivalents and marketable securities of $223.0 million as of June 30, 2025, together with future payments expected to be received under existing collaboration agreements and the net proceeds from this offering will be sufficient to fund our existing operating plan to the end of 2028.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures and the extent of clinical development may vary significantly depending on numerous factors, including the timing and progress of our development, the status of and results from preclinical studies or clinical trials we may commence in the future, as well as any collaborations that we may enter into with third parties for our product candidates or strategic opportunities that become available to us and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending our use of proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on shares of our common stock. We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock (or pre-funded warrant in lieu thereof) and the as adjusted net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of June 30, 2025 was approximately $174.1 million, or approximately $2.45 per share of common stock. Net tangible book value per share represents the amount of total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our common stock outstanding as of June 30, 2025.

Dilution in net tangible book value per share to new investors participating in this offering represents the difference between the amount per share paid by purchasers of common stock (or pre-funded warrants in lieu thereof) in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

Without taking into account any other changes in our historical net tangible book value after June 30, 2025, other than to give effect to (i) sale of 21,895,000 shares of common stock in this offering, and accompanying Class A Warrants to purchase an additional 21,895,000 shares of our common stock and Class B Warrants to purchase an additional 21,895,000 shares of common stock, at the combined public offering price of $2.47 per share and accompanying Class A and Class B Warrants, and (ii) pre-funded warrants to purchase 28,713,500 shares of our common stock, and accompanying Class A Warrants to purchase an additional 28,713,500 shares of our common stock and Class B Warrants to purchase an additional 28,713,500 shares of common stock, at a combined public offering price of $2.4699 per pre-funded warrant and accompanying Class A and Class B Warrant (which equals the price per share at which shares of our common stock are being sold in this offering, minus the $0.0001 per share exercise price of each such pre-funded warrant), excluding shares of common stock issuable upon exercise of the pre-funded warrants and Class A and Class B Warrants, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been $291.0 million, or $3.13 per share. This represents an immediate increase in net tangible book value of $0.68 per share to existing stockholders attributable to this offering and an immediate accretion in net tangible book value of $(0.66) per share to investors participating in this offering. The following table illustrates this calculation on a per share basis:

Public offering price per share and accompanying Class A and Class B Warrants		$2.47
Historical net tangible book value per share as of June 30, 2025	$2.45
Increase in net tangible book value per share attributable to this offering	0.68

As adjusted net tangible book value per share as of June 30, 2025, after giving effect to this offering		3.13

Accretion per share to new investors participating in this offering		$ (0.66)

The discussion and table above assume no exercise of the pre-funded warrants or Class A and Class B Warrants sold in this offering.

If the holders of pre-funded warrants and Class A and Class B Warrants exercised all pre-funded warrants and Class A and Class B Warrants offered in this offering in full for shares of common stock, our as adjusted net tangible book value per share after this offering would be $2.31, representing an immediate decrease in net tangible book value per share of $0.14 to existing stockholders and immediate dilution in net tangible book value per share of $0.16 to investors participating in this offering.

The information above and in the foregoing table is based upon 71,007,083 shares of our common stock outstanding as of June 30, 2025. The information above and in the foregoing table excludes:

∎

13,321,475 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2025 under our 2015 Plan and our 2020 Plan, at a weighted-average exercise price of $8.24 per share;

∎	2,957,988 shares of common stock issuable upon the settlement of restricted stock units outstanding as of June 30, 2025 issued under our 2020 Plan;

∎	3,323,723 shares of common stock available for future issuance as of June 30, 2025 under our 2020 Plan;

∎	2,788,030 shares of common stock available for future issuance as of June 30, 2025 under our ESPP;

∎

843,480 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2025, issued pursuant to the employment inducement award exemption provided by Nasdaq Listing Rule 5635(c)(4), at a weighted-average exercise price of $4.90 per share; and

∎

3,769,483 shares of common stock issued in a series of sales pursuant to our “at-the-market” program in accordance with our Sales Agreement with TD Cowen, since June 30, 2025, at an average price of $2.55 per share for aggregate gross proceeds of approximately $9.6 million, before deducting any commissions or expenses related to such sales.

To the extent that outstanding options are exercised, outstanding restricted stock units vest and settle or additional shares of common stock are issued pursuant to the Sales Agreement with TD Cowen, you will experience further dilution. In addition, we may choose to raise additional capital in the future through the sale of equity or convertible debt securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that any of our outstanding options are exercised, outstanding restricted stock units vest and settle, new options or restricted stock units are issued under our equity incentive plans or we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated October 16, 2025, among us and Jefferies LLC, TD Securities (USA) LLC and Evercore Group L.L.C., as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock and pre-funded warrants shown opposite its name below:

UNDERWRITER	NUMBER OF SHARES	NUMBER OF PRE-FUNDED WARRANTS	NUMBER OF CLASS A WARRANTS	NUMBER OF CLASS B WARRANTS
Jefferies LLC	8,933,160	11,715,108	20,648,268	20,648,268
TD Securities (USA) LLC	7,291,035	9,561,596	16,852,631	16,852,631
Evercore Group L.L.C.	5,670,805	7,436,796	13,107,601	13,107,601

Total	21,895,000	28,713,500	50,608,500	50,608,500

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock, pre-funded warrants and accompanying Class A and Class B Warrants if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock, pre-funded warrants and accompanying Class A and Class B Warrants subject to their acceptance of the shares of common stock, pre-funded warrants and accompanying Class A and Class B Warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters have not been engaged to act as warrant agent for the pre-funded warrants or the Class A and Class B Warrants or to act as underwriter or agent or otherwise participate in the issuance of the shares of our common stock upon the exercise of the pre-funded warrants or the Class A and Class B Warrants.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock, pre-funded warrants and accompanying Class A and Class B Warrants to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.1482 per share of common stock and accompanying Class A and Class B Warrants and $0.1482 per pre-funded warrant and accompanying Class A and Class B Warrants. After the offering, the public offering price, concession to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering.

	PER SHARE OF COMMON STOCK AND ACCOMPANYING CLASS A AND CLASS B WARRANTS	PER PRE-FUNDED WARRANT AND ACCOMPANYING CLASS A AND CLASS B WARRANTS
Public Offering price	2.4700	2.4699
Underwriting discounts and commissions paid by us	0.1482	0.1482
Proceeds to us, before expenses	2.3218	2.3217

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $550,000. We have agreed to reimburse the underwriters for certain expenses related to the review of this offering by the Financial Industry Regulatory Authority, Inc. or registration of the shares under state securities or blue sky laws in an amount not to exceed $40,000.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “CCCC.” We do not intend to list the Class A and Class B Warrants or the pre-funded warrants on The Nasdaq Global Select Market, any other national recognized securities exchange or any other nationally recognized trading system.

No Sales of Similar Securities

We have agreed, subject to specified exceptions, that we will not (i) sell, offer to sell, contract to sell or lend any shares of common stock or Related Securities (as defined in the underwriting agreement); (ii) effect any short sale, or establish or increase any put equivalent position or liquidate or decrease any call equivalent position of any shares of common stock or Related Securities; (iii) pledge, hypothecate or grant any security interest in any shares of common stock or Related Securities; (iv) in any other way transfer or dispose of any shares of common stock or Related Securities, (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any shares of common stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any shares of common stock or Related Securities, (vii) submit or file any registration statement under the Securities Act in respect of any shares of common stock or Related Securities, (viii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding shares of common stock, or (ix) publicly announce the intention to do any of the foregoing, in each case without the prior written consent of the representatives for a period of 60 days after the date of this prospectus supplement, or the lock-up period.

The restrictions on our actions, as described above, do not apply, subject in certain cases to various conditions, to certain transactions, including (i) this offering, including the delivery of shares of common stock upon the exercise of the pre-funded warrants or the Class A and Class B Warrants, (ii) the issue of shares of common stock or options to purchase shares of common stock, or the issue of shares of common stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement, or issue warrants to purchase shares of common stock in exchange for or upon conversion of outstanding warrants to purchase preferred shares, or issue shares of common stock upon conversion of outstanding preferred shares, in each case, described in this prospectus supplement or in the documents incorporated by reference herein, (iii) on or after November 15, 2025, (A) the filing of a new Registration Statement on Form S-3, or the New Registration Statement, (B) the filing of a prospectus supplement relating to the New Registration Statement, providing for the sale, from time of time, of shares of common stock pursuant to the Sales Agreement, or in the alternative, (C) a prospectus supplement to the accompanying prospectus, provided that no shares shall be sold pursuant to the Sales Agreement during the lock-up period, (iv) our filing of any registration statement on Form S-8 with respect to any shares of common stock or Related Securities issued or issuable pursuant to any stock option, stock bonus, or other stock plan or arrangement described in this prospectus supplement or in the documents incorporated by reference herein, (v) the issue of shares of common stock in connection with the acquisition or license by us of the securities, business, property, technology or other assets of another person or business entity or pursuant to any employee benefit plan assumed by us in connection with any such acquisition, (vi) the issue of shares of common stock or Related Securities, or entering into an agreement to issue shares of common stock or Related Securities, in connection with any merger, joint venture, strategic alliance, commercial or other collaborative transaction, provided that the aggregate number of shares of common stock issued or underlying such Related Securities issued pursuant to clauses (v) and (vi) does not exceed 5% of the outstanding shares of our common stock on a fully diluted basis upon completion of this offering, and (vii) assisting any of our stockholders in the establishment of a trading plan by such stockholder pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that such plan does not provide for the transfer of any sale of shares of common stock during the lock-up period.

Our directors and executive officers, or the lock-up parties, have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of the representatives: (i) sell or offer to sell any shares of common stock or Related Securities by such person or their family member (as defined in the lock-up agreements), (ii) enter into any swap, (iii) make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any shares of common stock or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or (iv) publicly announce an intention to do any of the foregoing.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (i) if the undersigned is not an officer or director, transactions relating to shares of common stock or Related Securities acquired in this offering or in open market transactions after the completion of this offering, (ii) transfers of shares of common stock or Related Securities by gift, including, without limitation, to a charitable organization, or by will or intestate succession to the legal representative, heir, beneficiary or any family member, or to a trust whose beneficiaries consist exclusively of one or more of the lock-up party and/or a family member, (iii) transfers or dispositions of shares of common stock or Related Securities to a family member, a trust formed for the direct or indirect benefit of the lock-up party or an immediate family member or any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which, in each case, are held by the lock-up party or any family member, (iv) transfers of shares of common stock or Related Securities by operation of law pursuant to a qualified domestic order or other court order or in connection with a divorce settlement, (v) if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, distributions or transfers of shares of common stock or Related Securities to (x) another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up party, (y) any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or affiliates of the lock-up party, or (z) limited partners, general partners, members, managers, managing members, stockholders or other equity holders of the lock-up party or of the entities described in the preceding clauses (x) and (y), (iv) transfers or dispositions of shares of common stock as forfeitures (x) to satisfy tax withholding and remittance obligations of the lock-up party in connection with the vesting or exercise of equity awards granted pursuant to our equity incentive plans or (y) pursuant to a net exercise or cashless exercise by the stockholder of outstanding equity awards pursuant to our equity incentive plans, in each case, described in this prospectus supplement or in the documents incorporated by reference herein, (vii) transfers of shares of common stock or Related Securities pursuant to any bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of shares of common stock the result of which is that any person, or group of persons, becomes the beneficial owner of more than 50% of our voting capital stock, or (viii) transfers of shares of common stock or Related Securities arising as a result of the termination of employment of the lock-up party to us.

The representatives may, in their sole discretion and at any time or from time to time before the termination of the lock-up period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their respective affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, on October 31, 2024, we entered into the Sales Agreement with TD Securities (USA) LLC pursuant to which we may offer and sell shares of our common stock from time to time through TD Securities (USA) LLC acting as our sales agent.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

European Economic Area

In relation to each Member State of the European Economic Area, or a Relevant State, no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Market Act 2000 (the FSMA),

provided that no such offer of the securities shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

(A) Resale Restrictions

The distribution of securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B) Representations of Canadian Purchasers

By purchasing shares of common stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

∎

the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 - Prospectus Exemptions,

∎	the purchaser is a “permitted client” as defined in National Instrument 31-103-Registration Requirements, Exemptions and Ongoing Registrant Obligations,

∎	where required by law, the purchaser is purchasing as principal and not as agent, and

∎	the purchaser has reviewed the text above under Resale Restrictions.

(C) Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 - Underwriting Conflicts from having to provide certain conflict of interest disclosure in this prospectus supplement.

(D) Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this prospectus supplement contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E) Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F) Taxation and Eligibility for Investment

Canadian purchasers of securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

(G) Language of Documents

The purchaser confirms its express wish and that it has requested that this document, all documents evidencing or relating to the sale of the securities described herein and all other related documents be drawn up exclusively in the English language. L’acquéreur confirme sa volonté expresse et qu’il a demandé que le présent document, tous les documents attestant de la vente des titres décrits dans le présent document ou s’y rapportant ainsi que tous les autres documents s’y rattachant soient rédigés exclusivement en langue anglaise.

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or the Corporations Act, is not lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

You confirm and warrant that you are either:

∎	a “sophisticated investor” under Section 708(8)(a) or (b) of the Corporations Act;

∎

a “sophisticated investor” under Section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

∎	a person associated with the Company under Section 708(12) of the Corporations Act; or

∎	a “professional investor” within the meaning of Section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under Section 708 of the Corporations Act.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or the FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

(c)

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares of common stock, Class A and Class B Warrants and pre-funded warrants issued pursuant to this offering. This discussion applies only to shares of our common stock, Class A and Class B Warrants and pre-funded warrants that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving shares of our common stock, Class A and Class B Warrants or pre-funded warrants in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income, the special tax accounting rules under Section 451(b) of the Code and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

∎	financial institutions or financial services entities;

∎	broker-dealers;

∎	governments or agencies or instrumentalities thereof;

∎	regulated investment companies;

∎	real estate investment trusts;

∎	expatriates or former long-term residents of the U.S.;

∎	persons that actually or constructively own five percent or more of our voting shares;

∎	insurance companies;

∎	dealers or traders subject to a mark-to-market method of accounting with respect to shares of our common stock;

∎	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

∎	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

∎	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

∎	tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the U.S. Internal Revenue Service, or the IRS, as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or arrangements classified as partnerships for U.S. federal income tax purposes or persons who hold shares of our common stock through such entities or arrangements. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of shares of our common stock, Class A and Class B Warrants or pre-funded warrants, the U.S. federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding shares of our common stock, Class A and Class B Warrants or pre-funded warrants, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK, CLASS A AND CLASS B WARRANTS OR PRE-FUNDED WARRANTS. EACH PROSPECTIVE INVESTOR IN SHARES OF OUR COMMON STOCK, CLASS A AND CLASS B WARRANTS OR PRE-FUNDED WARRANTS IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK, CLASS A AND CLASS B WARRANTS OR PRE-FUNDED WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Allocation of Purchase Price

For U.S. federal income tax purposes, each share of common stock (or, in lieu of common stock, pre-funded warrants) and the Class A and Class B Warrants issued pursuant to this offering will be treated as an “investment unit” consisting of one share of common stock or pre-funded warrant, as applicable and the Class A and Class B Warrants to acquire our common stock (or pre-funded warrants). The purchase price for each investment unit will be allocated between these components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of common stock (or, in lieu of common stock, pre-funded warrants) and the Class A and Class B Warrants included in each unit. The separation of the share of common stock (or, in lieu of common stock, pre-funded warrants) and the Class A and Class B Warrants included in a unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price between the common stock (or, in lieu of common stock, pre-funded warrants) and the Class A and Class B Warrants.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of common stock, Class A and Class B Warrants or pre-funded warrants who or that is, for U.S. federal income tax purposes:

∎	an individual who is a citizen or resident of the United States;

∎	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

∎	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

∎

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

General Treatment of Pre-Funded Warrants. Although it is not entirely free from doubt, because the exercise price of the pre-funded warrants is a nominal amount, a pre-funded warrant generally should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of a pre-funded warrant generally should be taxed in the same manner as a holder of common stock. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of a pre-funded warrant should carry over to the share of common stock received upon exercise, increased by the exercise price (if applicable). This position is not binding on the IRS, however, and the IRS may treat the pre-funded warrants as warrants to acquire our common stock and, if so, the amount and character of a holder’s gain with respect to an investment in our pre-funded warrants could change. Each holder of pre-funded warrants should consult his, her or its own tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering, as well as the exercise of, certain adjustments to, and any payments in respect of the pre-funded warrants (including potential alternative characterizations).

Taxation of Distributions on our Common Stock and Pre-Funded Warrants. If we pay distributions on our common stock or pre-funded warrants to a U.S. holder in cash or other property (other than certain distributions of our stock or rights to acquire our stock), such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock (or pre-funded warrants). Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock (or pre-funded warrants) and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock, Class A and Class B Warrants and Pre-Funded Warrants” below. Dividends we pay on our common stock or pre-funded warrants to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay on our common stock or pre-funded warrants to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income. Any such distributions will also be subject to the discussions under “U.S. Holders—Information Reporting and Backup Withholding” below.

Certain Adjustments to the Class A and Class B Warrants and Pre-Funded Warrants. The number of shares of common stock issued upon the exercise of the Class A and Class B Warrants or pre-funded warrants and the exercise price of Class A and Class B Warrants or pre-funded warrants are subject to adjustment in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings and profits may in some circumstances, result in a constructive distribution to such holder. In addition, a U.S. holder of a Class A and Class B Warrant or pre-funded warrant is entitled to receive certain distributions paid with respect to common stock prior to the exercise of the Class A and Class B Warrant or pre-funded warrant, as applicable, and, in such case, would be taxed in the same manner as a U.S. holder of common stock that receives such a distribution as described under “U.S. Holders—Taxation of Distributions on our Common Stock and Pre-Funded Warrants” above. However, under certain circumstances, it is possible for the distributions to be held in abeyance for the U.S. holder until a Class A and Class B Warrant or pre-funded warrant (as applicable) is exercised or the ownership limitations (described under “Description of Securities We Are Offering”) would not be exceeded, at which time such U.S. holder shall be entitled to receive distributions. It is possible that such entitlement to distributions could cause the declaration of a distribution on our common stock to be currently taxable to U.S. holders of Class A and Class B Warrants or pre-funded warrants (as applicable), including under the principles governing Section 305 of the Code, even though the U.S. holders will not receive such distributions until a future date. Investors should consult their tax advisors regarding the proper treatment of any adjustments and any distributions with respect to the Class A and Class B Warrants or pre-funded warrants.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock, Class A and Class B Warrants and Pre-Funded Warrants. Upon a sale or other taxable disposition of our common stock, Class A and Class B Warrants (other than by exercise) or pre-funded warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock, Class A and Class B Warrants or pre-funded warrants (as applicable). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock, Class A and Class B Warrants or pre-funded warrants so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the common stock, Class A and Class B Warrants or pre-funded warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. U.S. holders who recognize losses with respect to a sale, exchange or other taxable disposition of our common stock, Class A and Class B Warrants or pre-funded warrants should consult their own tax advisors regarding the tax treatment of such losses.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock, Class A and Class B Warrants or pre-funded warrants so disposed of. A U.S. holder’s adjusted tax basis in its common stock, Class A and Class B Warrants or pre-funded warrants generally will equal the U.S. holder’s acquisition cost for the common stock less any prior distributions treated as a return of capital.

Exercise or Expiration of Class A and Class B Warrants. In general, a U.S. holder will not be required to recognize income, gain or loss upon the exercise of a Class A and Class B Warrant by payment of the exercise price, except to the extent of cash paid in lieu of a fractional share. A U.S. holder’s tax basis in a share of common stock received upon exercise will be equal to the sum of (1) the U.S. holder’s tax basis in the Class A and Class B Warrant and (2) the exercise price of the Class A and Class B Warrant. A U.S. holder’s holding period in the stock received upon exercise will commence on the day or the day after such U.S. holder exercises the Class A and Class B Warrant. No discussion is provided herein regarding the U.S. federal income tax treatment on the exercise of a Class A and Class B Warrant on a cashless basis, and U.S. holders are urged to consult their tax advisors as to the exercise of a Class A and Class B Warrant on a cashless basis.

If a common warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such U.S. holder’s tax basis in the Class A and Class B Warrant. This loss will be long-term capital loss if, at the time of the expiration, the U.S. holder’s holding period in the Class A and Class B Warrant is more than one year. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends (including constructive dividends) paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock, Class A and Class B Warrants or pre-funded warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock, Class A and Class B Warrants or pre-funded warrants who or that is for U.S. federal income tax purposes:

∎	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

∎	a foreign corporation; or

∎	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of shares of our common stock.

Taxation of Distributions on our Common Stock and Pre-Funded Warrants. In general, any distributions we make to a Non-U.S. holder of our common stock or pre-funded warrants, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock or pre-funded warrants (as applicable), and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis in such shares or pre-funded warrants, as gain realized from the sale or other disposition of the common stock or pre-funded warrants (as applicable), which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock, Class A and Class B Warrants and Pre-Funded Warrants” below. The withholding tax does not apply to dividends paid to a Non-U.S. holder of common stock or pre-funded warrants who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate). Any such distributions will also be subject to the discussions under “Non-U.S. Holders—Information Reporting and Backup Withholding” and “Non-U.S. Holders—FATCA Withholding Taxes” below.

Certain Adjustments to the Class A and Class B Warrants and Pre-Funded Warrants. The number of shares of common stock issued upon the exercise of the Class A and Class B Warrants or pre-funded warrants and the exercise price of the Class A and Class B Warrants or pre-funded warrants are subject to adjustment in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a Non-U.S. holder’s proportionate interest in our assets or earnings and profits may in some circumstances, result in a constructive distribution to such Non-U.S. holder. A Non-U.S. holder of a Class A and Class B Warrant or pre-funded warrant is also entitled to receive certain distributions paid with respect to common stock prior to the exercise of the Class A and Class B Warrant or pre-funded warrant (as applicable) and, in such case, would be taxed in the same manner as a Non-U.S. holder of common stock that receives such a distribution as described under “Non-U.S. Holders—Taxation of Distributions on our Common Stock and Pre-Funded Warrants” above. However, under certain circumstances, it is possible for the distributions to be held in abeyance for the Non-U.S. holder until a Class A and Class B Warrant or pre-funded warrant is exercised or the ownership limitations (described under “Description of Securities We Are Offering”) would not be exceeded, at which time such Non-U.S. holder shall be entitled to receive distributions. It is possible that such entitlement to distributions could cause the declaration of a distribution on our common stock to be currently taxable to Non- U.S. holders of Class A and Class B Warrants or pre-funded warrants, including under the principles governing Section 305 of the Code, even though the Non-U.S. holders will not receive such distributions until a future date. Investors should consult their tax advisors regarding the proper treatment of any adjustments and any distributions with respect to the Class A and Class B Warrants or pre-funded warrants.

In addition, Treasury Regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the Class A and Class B Warrants and pre-funded warrants. Under those Treasury Regulations, an implicit or explicit payment under the Class A and Class B Warrants or prefunded warrants that references a dividend distribution on our common stock generally would be taxable to a Non-U.S. holder as described under “Non-U.S. Holders—Taxation of Distributions on our Common Stock and Pre-Funded Warrants” above. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and we may satisfy any withholding obligations we have in respect of the Class A and Class B Warrants or pre-funded warrants by withholding from other amounts due to a Non-U.S. holder.

Non-U.S. holders are encouraged to consult their own tax advisors regarding the proper treatment of any adjustments and the application of Section 871(m) of the Code to the Class A and Class B Warrants and pre-funded warrants.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock, Class A and Class B Warrants and Pre-Funded Warrants. Subject to the discussion under “Non-U.S. Holders—Information Reporting and Backup Withholding” and “Non-U.S. Holders— FATCA Withholding Taxes” below, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, Class A and Class B Warrants (other than by exercise) or pre-funded warrants, unless:

∎

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

∎

we are or have been a “U.S. real property holding corporation,” or a USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock.

Determining whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business. We believe that we are not currently, and do not anticipate becoming, a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC. If we are or become a USRPHC and the “regularly traded” exception noted above does not apply to the disposition, a Non-U.S. holder will generally be taxed on any gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, Class A and Class B Warrants or pre-funded warrants in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate). If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other taxable disposition of our common stock, Class A and Class B Warrants or pre-funded warrants will be subject to tax at generally applicable U.S. federal income tax rates.

Exercise or Expiration of Class A and Class B Warrants. In general, a Non-U.S. holder will not be required to recognize income, gain or loss upon the exercise of a Class A and Class B Warrant by payment of the exercise price, except to the extent of cash paid in lieu of a fractional share. A Non-U.S. holder’s tax basis in a share of common stock received upon exercise will be equal to the sum of (1) the Non-U.S. holder’s tax basis in the Class A and Class B Warrant and (2) the exercise price of the Class A and Class B Warrant. A Non-U.S. holder’s holding period in the stock received upon exercise will commence on the day or the day after such Non-U.S. holder exercises the Class A and Class B Warrant. However, no discussion is provided herein regarding the U.S. federal income tax treatment on the exercise of a Class A and Class B Warrant on a cashless basis, and Non-U.S. holders are urged to consult their tax advisors as to the exercise of a Class A and Class B Warrant on a cashless basis.

If a Class A and Class B Warrant expires without being exercised, a Non-U.S. holder that is engaged in a U.S. trade or business to which any income from the Class A and Class B Warrant would be effectively connected or who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the expiration occurs (and certain other conditions are met) will recognize a capital loss in an amount equal to such Non-U.S. holder’s tax basis in the Class A and Class B Warrant.

Receipt of Property Upon Exercise of Class A and Class B Warrants and Pre-Funded Warrants. The taxation of other property (other than common shares) received with respect to a Class A and Class B Warrant or pre-funded warrant on exercise is unclear. It is possible that such a receipt of property would be treated as a distribution on common stock, although other treatments also may be possible, such as “boot” in a recapitalization. Investors should consult their tax advisors regarding the proper treatment of any such receipt of property (other than common shares) in respect of the Class A and Class B Warrants or pre-funded warrants on exercise.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of distributions (including constructive distributions) and the proceeds from a sale or other disposition of our shares of common stock, Class A and Class B Warrants or pre-funded warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. Non-U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

FATCA Withholding Taxes. Provisions under the Code commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our common stock, Class A and Class B Warrants and pre-funded warrants to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. In addition, the U.S. Treasury released proposed regulations which, if finalized in their present form, would eliminate the FATCA withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our common stock, Class A and Class B Warrants or pre-funded warrants. In the preamble to such proposed regulations, the U.S. Treasury stated that taxpayers (including withholding agents) may generally rely on the proposed regulations until final regulations are issued. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in shares of our common stock, Class A and Class B Warrants or pre-funded warrants.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

We are offering shares of our common stock in this offering. See “Description of Capital Stock” in the accompanying base prospectus for more information regarding our common stock.

Pre-Funded Warrants

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form

The pre-funded warrants will be issued as individual warrant agreements to investors. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K that we expect to file with the SEC.

Term

The pre-funded warrants will not expire.

Exercisability

The pre-funded warrants will be exercisable at any time on or after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly signed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the pre-funded warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the fair market value of the common stock on the exercise date.

Exercise Limitations

We shall not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its Attribution Parties (as defined below)) to exceed 4.99% (or 9.99% at the initial election of the holder) of the number of shares of our common stock that would be outstanding immediately after giving effect to the exercise, as such percentage ownership is set forth in accordance with the terms of the pre-funded warrants. However, any holder of a pre-funded warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us. For purposes of the foregoing, “Attribution Parties” means, collectively, the following persons and entities with respect to any holder: (i) its direct or indirect affiliates, (ii) any person acting or who could be deemed to be acting as a Section 13(d) “group” together with the holder or any Attribution Parties and (iii) any other persons whose beneficial ownership of our common stock would or could be aggregated with the holder and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended.

Exercise Price

The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.0001 per share of common stock. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. The exercise price of the pre-funded warrants will not be adjusted below the par value per share of our common stock.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent. The ownership of the pre-funded warrants and any transfers of the pre-funded warrants will be registered in a warrant register maintained by the warrant agent. We will initially act as warrant agent for the pre-funded warrants.

Exchange Listing

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on The Nasdaq Global Select Market or any other national securities exchange or any nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

Fundamental Transactions

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power of our capital stock, or any person or group becoming the beneficial owner of more than 50% of the voting power of our capital stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.

Rights as a Stockholder

Except for the right to participate in certain dividends and distributions and as otherwise provided in the pre-funded warrants or by virtue of a holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant.

Class A Warrants

The following is a brief summary of certain terms and conditions of the Class A Warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the Class A Warrants.

Form

The Class A Warrants will be issued as individual warrant agreements to investors. The form of Class A Warrant will be filed as an exhibit to a Current Report on Form 8-K that we expect to file with the SEC.

Term

The Class A Warrants are exercisable at any time after the date of issuance and will expire on the earlier of (i) 30 calendar days following the public release of nine-month median follow-up data from any expansion cohort in our planned Phase 1b study of cemsidomide with elranatamab and (ii) the fifth anniversary of the date of issuance.

Exercise Price

The initial exercise price per whole share of our common stock purchasable upon the exercise of the Class A Warrants is $2.22 per share of common stock (or, if the purchaser elects pre-funded warrants in lieu of common stock, $2.2199 per pre-funded warrant). The exercise price of the Class A Warrants and the number of shares of our common stock (or, if the purchaser elects, pre-funded warrants) issuable upon exercise of the Class A Warrants is subject to appropriate adjustment in the event of certain stock dividends, subdivisions, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

Exercisability

Except as noted below, the Class A Warrants will be exercisable solely by means of a cash exercise, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the applicable exercise price in immediately available funds for the number of shares of our common stock (or pre-funded warrants) purchased upon such exercise. If, at the time a holder exercises its Class A Warrants, there is no effective registration statement registering, with a current prospectus available for, the issuance of the shares of common stock underlying such Class A Warrant or prior consent has been provided by us, then a holder may, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect to exercise the Class A Warrants through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the Class A Warrant. No fractional shares of our common stock will be issued in connection with the exercise of a Class A Warrant. In lieu of any fractional shares, we will pay cash equal to the product of such fraction multiplied by the fair market value of one share underlying such Class A Warrant.

Exercise Limitations

We shall not effect the exercise of any Class A Warrant; provided that if we consent to a cashless exercise for one holder of Class A Warrants, a similar allowance for cashless exercise shall be provided to all holders of Class A Warrants, and a holder will not be entitled to exercise any portion of any Class A Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its Attribution Parties (as defined below)) to exceed 4.99% (or 9.99% at the initial election of the holder) of the number of shares of our common stock that would be outstanding immediately after giving effect to the exercise, as such percentage ownership is set forth in accordance with the terms of the Class A Warrants, or the Class A Beneficial Ownership Limitation. However, any holder of a Class A Warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us. For purposes of the foregoing, “Attribution Parties” means, collectively, the following persons and entities with respect to any holder: (i) its direct or indirect affiliates, (ii) any person acting or who could be deemed to be acting as a Section 13(d) “group” together with the holder or any Attribution Parties and (iii) any other persons whose beneficial ownership of our common stock would or could be aggregated with the holder and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended.

Transferability

Subject to applicable laws, the Class A Warrants may be offered for sale, sold, transferred or assigned without our consent. The ownership of the Class A Warrants and any transfers of the Class A Warrants will be registered in a warrant register maintained by the warrant agent. We will initially act as warrant agent for the Class A Warrants.

Exchange Listing

We do not plan on applying to list the Class A Warrants on The Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Class A Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power of our capital stock, or any person or group becoming the beneficial owner of more than 50% of the voting power of our capital stock, the holders of the Class A Warrants will be entitled to receive upon exercise of the Class A Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Class A Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Class A Warrants.

Rights as a Stockholder

Except for the right to participate in certain dividends and distributions and as otherwise provided in the Class A Warrants or by virtue of a holder’s ownership of shares of our common stock, the holder of a Class A Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Class A Warrant.

Class B Warrants

The following is a brief summary of certain terms and conditions of the Class B Warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the Class B Warrants.

Form

The Class B Warrants will be issued as individual warrant agreements to investors. The form of Class B Warrant will be filed as an exhibit to a Current Report on Form 8-K that we expect to file with the SEC.

Term

The Class B Warrants are exercisable at any time after the date of issuance and will expire on the fifth anniversary of the date of issuance.

Exercise Price

The initial exercise price per whole share of our common stock purchasable upon the exercise of the Class B Warrants is $2.22 per share of common stock (or, if the purchaser elects pre-funded warrants in lieu of common stock, $2.2199 per pre-funded warrant). The exercise price of the Class B Warrants and the number of shares of our common stock (or, if the purchaser elects, pre-funded warrants) issuable upon exercise of the Class B Warrants is subject to appropriate adjustment in the event of certain stock dividends, subdivisions, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

Exercisability

Except as noted below, the Class B Warrants will be exercisable solely by means of a cash exercise, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the applicable exercise price in immediately available funds for the number of shares of our common stock (or pre-funded warrants) purchased upon such exercise. If, at the time a holder exercises its Class B Warrants, there is no effective registration statement registering, with a current prospectus available for, the issuance of the shares of common stock underlying such Class B Warrant or prior consent has been provided by us, then a holder may, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect to exercise the Class B Warrants through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the Class B Warrant; provided that if we consent to a cashless exercise for one holder of Class B Warrants, a similar allowance for cashless exercise shall be provided to all holders of Class B Warrants. No fractional shares of our common stock will be issued in connection with the exercise of a Class B Warrant. In lieu of any fractional shares, we will pay cash equal to the product of such fraction multiplied by the fair market value of one share underlying such Class B Warrant.

Exercise Limitations

We shall not effect the exercise of any Class B Warrant , and a holder will not be entitled to exercise any portion of any Class B Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its Attribution Parties (as defined below)) to exceed 4.99% (or 9.99% at the initial election of the holder) of the number of shares of our common stock that would be outstanding immediately after giving effect to the exercise, as such percentage ownership is set forth in accordance with the terms of the Class B Warrants, or the Class B Beneficial Ownership Limitation. However, any holder of a Class B Warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us. For purposes of the foregoing, “Attribution Parties” means, collectively, the following persons and entities with respect to any holder: (i) its direct or indirect affiliates, (ii) any person acting or who could be deemed to be acting as a Section 13(d) “group” together with the holder or any Attribution Parties and (iii) any other persons whose beneficial ownership of our common stock would or could be aggregated with the holder and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended.

Mandatory Exercise

On or after the six-month anniversary of the date of issuance of the Class B Warrants, and for so long as the per share closing price of our common stock on The Nasdaq Global Select Market on each of the ten consecutive trading days prior to the date of the Mandatory Exercise Notice (as defined below) is above $6.66, or the Mandatory Exercise Price Minimum, we may require the mandatory exercise of the Class B Warrants (by way of cash or cashless exercise, at our option), in whole or in part, by delivering a notice of mandatory exercise to the holders, or the Mandatory Exercise Notice. The Mandatory Exercise Price Minimum is subject to appropriate adjustment in the event of certain stock dividends, subdivisions, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. In the event that we require the mandatory exercise of the Class B Warrants, to the extent that the holder would own more than the Class B Beneficial Ownership Limitation, the holder would receive a pre-funded warrant for those number of shares of common stock which would cause the holder to exceed than the Class B Beneficial Ownership Limitation. In addition to being entitled to exercise all rights granted by law and under the Class B Warrant, including recovery of damages, we are entitled to specific performance of our rights under the Class B Warrant, without the necessity of proving the inadequacy of monetary damages as a remedy or the posting of a bond.

Transferability

Subject to applicable laws, the Class B Warrants may be offered for sale, sold, transferred or assigned without our consent. The ownership of the Class B Warrants and any transfers of the Class B Warrants will be registered in a warrant register maintained by the warrant agent. We will initially act as warrant agent for the Class B Warrants.

Exchange Listing

We do not plan on applying to list the Class B Warrants on The Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Class B Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power of our capital stock, or any person or group becoming the beneficial owner of more than 50% of the voting power of our capital stock, the holders of the Class B Warrants will be entitled to receive upon exercise of the Class B Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Class B Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Class B Warrants.

Rights as a Stockholder

Except for the right to participate in certain dividends and distributions and as otherwise provided in the Class B Warrants or by virtue of a holder’s ownership of shares of our common stock, the holder of a Class B Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Class B Warrant.

LEGAL MATTERS

The validity of the shares of common stock to be offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Cooley LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of C4 Therapeutics, Inc. and subsidiary as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we have filed with the SEC and do not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules. Certain information in the registration statement has been omitted from this prospectus supplement in accordance with the rules of the SEC.

We are subject to the reporting and information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Written requests for such copies should be directed to C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472; telephone: (617) 231-0700 and our website is located at www.c4therapeutics.com. We do not incorporate the information on or accessible through our website into this prospectus supplement, and you should not consider any information on, or that can be accessed through, our website to be part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and the information that we file later with the SEC will automatically update and, where applicable, supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which have already been filed with the SEC (SEC File No. 001-39567), and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement, except as to any portions of any future report or document that is not deemed filed under such provisions until we sell all of the securities:

∎	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;

∎

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2024 from our definitive proxy statement on Schedule 14A (other than the information furnished rather than filed), which was filed with the SEC on April 29, 2025;

∎	our Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 7, 2025 and August 7, 2025, respectively;

∎	our Current Reports on Form 8-K filed with the SEC on April 14, 2025, May 7, 2025, June 18, 2025, August 7, 2025, September 22, 2025, October 1, 2025 and October 16, 2025; and

∎

the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-39567) as filed with the SEC on September 28, 2020, including any amendments or reports filed for the purpose of updating this description, including Exhibit  4.4 to our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 11, 2021.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing or telephoning us at the following address: C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, telephone: (617) 231-0700.

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.c4therapeutics.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus supplement or the registration statement of which this prospectus supplement is a part.

This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement or in any other document that is subsequently filed with the SEC and incorporated by reference into this prospectus supplement, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

PROSPECTUS

$400,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time issue, in one or more series or classes, offer and sell an aggregate offering amount of up to $400,000,000 of our common stock, preferred stock, debt securities, warrants and/or units. We may offer these securities separately or together in units. We will specify in the applicable accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in the applicable accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “CCCC.” On October 28, 2024, the closing price for our common stock, as reported on The Nasdaq Global Select Market, was $6.00 per share. Our principal executive office is located at 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 2 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should read the entire prospectus carefully before you make your investment decision.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 13, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this “shelf” registration process, we may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, debt securities or any combination thereof, from time to time in one or more offerings for an aggregate offering amount of up to $400,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, any accompanying prospectus supplement and any free writing prospectus together with the additional information described under the heading “Where You Can Find More Information” beginning on page 28 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise requires, references to “C4T,” the “company,” “we,” “us” and “our” refer to C4 Therapeutics, Inc., and its wholly owned, consolidated subsidiaries, or either or all of them as the context may require. We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference may also contain trademarks and trade names of third parties, which are the property of their respective owners. Solely for convenience, the trademarks and trade names referred to or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including (i) our annual report on Form 10-K for the fiscal year ended December 31, 2023, which is on file with the SEC and is incorporated herein by reference, (ii) our quarterly reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, which are on file with the SEC and incorporated herein by reference, and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents that we incorporate by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”

This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, express or implied statements about:

∎

the initiation, timing, progress, results, safety and efficacy, and cost of our research and development programs and our current and future preclinical studies and clinical trials, including statements regarding the timing of initiation and completion of studies or trials, the period during which the results of the trials will become available, and our research and development programs;

∎	our ability to obtain funding for our operations necessary to complete further development, manufacturing and commercialization of our product candidates;

∎	our ability to obtain and maintain regulatory approval for any of our current or future product candidates;

∎	the period of time over which we anticipate our existing cash and cash equivalents, and marketable securities will be sufficient to fund our operating expenses and capital expenditure requirements;

∎	our ability to identify and develop product candidates for treatment of additional disease indications;

∎	the potential attributes and benefits of our product candidates;

∎	the rate and degree of market acceptance and clinical utility for any product candidates we may develop;

∎

the pricing and reimbursement of our product candidates, if approved, including the possibility for reduced pricing of our products, once approved, if they are later subject to mandatory price negotiation with the Centers for Medicare and Medicaid Services under the Inflation Reduction Act of 2022 or other applicable laws;

∎	the effects of competition with respect to any of our current or future product candidates, as well as innovations by current and future competitors in our industry;

∎	the implementation of our strategic plans for our business, any product candidates we may develop, and our TORPEDO® (Target ORiented ProtEin Degrader Optimizer) platform;

∎

the ability and willingness of our third-party strategic collaborators to continue research, development, and manufacturing activities relating to our product candidates, including our ability to advance programs under our existing collaboration agreements with F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc., or Roche, Betta Pharmaceuticals, Co., Ltd., or Betta Pharma, Merck Sharp & Dohme, LLC, or Merck, and Merck KGaA, Darmstadt, Germany, or MKDG, or other new collaboration agreements;

∎	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates;

∎	estimates of our future expenses, revenues, capital requirements, and our needs for additional financing;

∎	future agreements with third parties in connection with the manufacturing and commercialization of our product candidates, if approved;

∎	the size and growth potential of the markets for our product candidates and our ability to serve those markets;

∎	our financial performance;

∎	regulatory developments in the United States and foreign countries;

∎	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

∎	the success of competing therapies that are or may become available;

∎	our ability to attract and retain key scientific or management personnel;

∎	developments relating to our competitors and our industry; and

∎

other risks and uncertainties, including those listed under the caption “Risk Factors” in our Annual Report on Form 10-K, for the year ended December 31, 2023 and in Part II, Item 1A—Risk Factors in our Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the year ended December 31, 2023 and any other Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that are incorporated herein by reference, and the section of any accompanying prospectus supplement entitled “Risk Factors.”

You should read this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus and the documents incorporated by reference represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change.

However, while we may elect to update these forward-looking statements at some point in the future, we assume no obligation to update or revise any forward-looking statements except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the dates on which they were made.

This prospectus and the documents incorporated by reference also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

THE COMPANY

We are a clinical-stage biopharmaceutical company dedicated to delivering on the promise of targeted protein degradation, or TPD, science to create a new generation of small-molecule medicines that transforms patients’ lives. By leveraging our proprietary TORPEDO platform, we have the capability to efficiently design and optimize small molecule protein degraders that are highly active against their desired targets by harnessing the body’s natural process for destroying unwanted proteins. We believe our novel oral product candidates have the potential to overcome drug resistance often seen with inhibitors, target currently “undruggable” targets and improve patient outcomes. To date, we have successfully designed and advanced several protein degraders into the clinic across a range of target classes and, based on data from our clinical trials, our product candidates have demonstrated robust target degradation.

One of our most advanced product candidates, cemsidomide (CFT7455), is an orally bioavailable MonoDAC degrader of protein targets called IKZF1 and IKZF3, currently in clinical development for multiple myeloma, or MM, and non-Hodgkin lymphomas, or NHLs. The United States Food and Drug Administration, or FDA, has granted orphan drug designation to cemsidomide (CFT7455) for the treatment of MM. In December 2023, we presented positive clinical data from the dose escalation portion of the cemsidomide (CFT7455) Phase 1/2 trial as a monotherapy and in combination with dexamethasone in MM. We continue to progress the ongoing Phase 1/2 clinical trial of cemsidomide in MM and NHL.

Our other most advanced product candidate, CFT1946, is an orally bioavailable BiDAC degrader designed to be potent and selective against BRAF V600X mutant targets to treat melanoma, non-small cell lung cancer, or NSCLC, colorectal cancer, or CRC, and other malignancies that harbor this mutation. In January 2023, we initiated a first-in-human Phase 1/2 clinical trial of CFT1946 for the treatment of BRAF V600X mutant solid tumors including NSCLC, colorectal cancer and melanoma. In September 2024, we presented initial monotherapy CFT1946 data demonstrating proof of mechanism and early evidence of proof of concept in BRAF V600 mutant solid tumors at the European Society for Medical Oncology (ESMO) Congress 2024. We continue to progress the ongoing Phase 1/2 clinical trial of CFT1946.

Additionally, we are developing CFT8919, an orally bioavailable, allosteric, mutant-selective BiDAC degrader of epidermal growth factor receptor, or EGFR, with an L858R mutation in NSCLC. In May 2023, we entered into an exclusive licensing agreement for the development and commercialization of CFT8919 in Greater China, including Hong Kong SAR, Macau SAR and Taiwan, with Betta Pharmaceuticals, Co., Ltd, or Betta Pharma. Additionally, the FDA cleared the investigational new drug, or IND, application for CFT8919 and, Betta Pharma received clinical trial application clearance for CFT8919 from China’s National Medical Product Administration. We expect to initiate clinical trial activities outside Greater China following the completion of Betta Pharma’s Phase 1 dose escalation trial in Greater China.

Beyond these initial product candidates, we are further diversifying our pipeline by developing new degraders against both clinically validated and currently undruggable targets for our own proprietary programs, as well as for programs we are developing in collaboration with MKDG, Merck, and Roche.

Corporate History

We were incorporated under the laws of Delaware in October 2015. Our principal executive offices are located at 490 Arsenal Way, Suite 120, Watertown, MA 02472 and our telephone number is (617) 231-0700. Our website address is www.c4therapeutics.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

We own or have rights to various trademarks, service marks and trade names that are used in connection with the operation of our business, including our company name, C4 Therapeutics, our logo, the name of our TORPEDO technology platform and the names of our BIDAC and MONODAC protein degrader product candidates. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development and clinical development costs to support the advancement of current or additional product candidates and the expansion of our research and development programs, working capital, capital expenditures and other general corporate purposes. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

SECURITIES WE MAY OFFER OR SELL

This prospectus contains summary descriptions of the securities we may offer or sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.

We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.

General

Our authorized capital stock consists of one hundred fifty million (150,000,000) shares of common stock, par value $0.0001 per share, and ten million (10,000,000) shares of undesignated preferred stock, par value $0.0001 per share.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Our Common Stock is listed on The Nasdaq Global Select Market under the trading symbol “CCCC.”

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. No shares of preferred stock are currently outstanding, and we have no present plan to issue any shares of preferred stock.

Options

As of September 30, 2024, options to purchase 11,555,851 shares of common stock at a weighted-average exercise price of $12.19 per share were outstanding under our 2015 Stock Option and Grant Plan and our 2020 Stock Option and Incentive Plan and options to purchase 644,760 shares of common stock at a weighted-average exercise price of $4.64 per share were issued pursuant to the employment inducement award exemption provided by Nasdaq Listing Rule 5635(c)(4).

Anti-Takeover Effects of Delaware Law and Certain Provisions of our Certificate of Incorporation and Amended and Restated By-laws

Our certificate of incorporation and by-laws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Classified Board

Our certificate of incorporation provides for the division of our board of directors into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.

No Written Consent of Stockholders

Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our by-laws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of Stockholders

Our certificate of incorporation and by-laws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our by-laws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements

Our by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our by-laws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Certificate of Incorporation and By-laws

Any amendment of our certificate of incorporation must first be approved by a majority of our board of directors and, if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability and the amendment of our by-laws and certificate of incorporation must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class. Our by-laws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the by-laws; and may also be amended by the affirmative vote of at least two-thirds of the outstanding shares entitled to vote on the amendment or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated Preferred Stock

Our certificate of incorporation provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

∎	before the stockholder became interested, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

∎

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

∎

at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

∎	any merger or consolidation involving the corporation and the interested stockholder;

∎	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

∎	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

∎

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

∎	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Choice of Forum

Our by-laws provide that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for state law claims for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (iii) any action asserting a claim arising out of or pursuant to any provision of the General Corporation Law of the State of Delaware or our certificate of incorporation or by-laws; and (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that this choice of forum provision does not apply to any causes of action arising under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act of 1934, as amended. Our by-laws further provide that, unless we consent in writing to an alternative forum, the United States District Court for the District of Massachusetts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Our by-laws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. We recognize that the forum selection clause in our by-laws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware or the Commonwealth of Massachusetts, as applicable. Additionally, the forum selection clause in our by-laws may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees even though an action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware or the United States District Court for the District of Massachusetts may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities that may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities we might issue. We will describe the specific terms of the debt securities we offer for sale and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

∎	do not limit the amount of debt securities that we may issue;

∎	allow us to issue debt securities in one or more series;

∎	do not require us to issue all of the debt securities of a series at the same time; and

∎	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “-Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

∎	the title of the debt securities and whether they are senior or subordinated;

∎	any limit upon the aggregate principal amount of the debt securities of that series;

∎	the date or dates on which the principal of the debt securities of the series is payable;

∎

the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined;

∎	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

∎

the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;

∎	the right, if any, to extend the interest payment periods and the duration of such extension;

∎	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;

∎

our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

∎	the form of the debt securities of the series including the form of the Certificate of Authentication for such series;

∎	if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;

∎

whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;

∎

whether the debt securities will be convertible into or exchangeable for common stock or other securities of ours or any other Person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;

∎	any additional or alternative events of default to those set forth in the indenture;

∎	any additional or alternative covenants to those set forth in the indenture;

∎

the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

∎

if the principal of (and premium, if any), or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

∎	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

∎

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

∎	additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;

∎	the applicability of any guarantees;

∎	any restrictions on transfer, sale or assignment of the debt securities of the series; and

∎	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity, provided that:

∎

either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for common stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of common stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and

∎	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

∎	default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;

∎	default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;

∎	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;

∎	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

∎	any other event of default provided with respect to a particular series of debt securities.

If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

∎

we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

∎	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

∎	is in conflict with any law or the applicable indenture;

∎	may involve the trustee in personal liability; or

∎	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).

We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

∎	to cure any ambiguity, defect, or inconsistency in the applicable indenture or in the Securities of any series;

∎	to comply with the covenant described above under “—Merger, Consolidation or Sale of Assets;”

∎	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

∎	to add events of default for the benefit of the holders of all or any series of debt securities;

∎

to add the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;

∎

to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;

∎	to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;

∎

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;

∎	to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee or to appoint a separate trustee with respect to any series;

∎	to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act; or

∎

to conform the applicable indenture to this “-Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Subordination

Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

∎

either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date; and

∎	we have paid or caused to be paid all other sums payable.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

∎	the offering price and aggregate number of warrants offered;

∎	the currency for which the warrants may be purchased;

∎	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such debt security;

∎	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

∎

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

∎

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

∎	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

∎	the terms of any rights to redeem or call the warrants;

∎	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

∎	the periods during which, and places at which, the warrants are exercisable;

∎	the manner of exercise;

∎	the dates on which the right to exercise the warrants will commence and expire;

∎	the manner in which the warrant agreement and warrants may be modified;

∎	federal income tax consequences of holding or exercising the warrants;

∎	the terms of the securities issuable upon exercise of the warrants; and

∎	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular prospectus supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to those units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

∎	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

∎	any provisions of the governing unit agreement;

∎	the price or prices at which the units will be issued;

∎	the applicable United States federal income tax considerations relating to the units;

∎	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

∎	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant based on the composition of the unit and as may be updated in any applicable prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

∎	to cure any ambiguity, including modifying any provisions of the governing unit agreement that differ from those described below;

∎	to correct or supplement any defective or inconsistent provision; or

∎	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

∎

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

∎

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

∎	Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

∎	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

∎

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements will not be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

We will issue each unit in global-i.e., book-entry-form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them. The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or may request that their units be combined into fewer units of larger denominations, as long as the total amount of units held by a holder is not changed.

∎

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

∎

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

∎

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:

∎

on or through the facilities of The Nasdaq Global Select Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

∎	to or through a market maker otherwise than on The Nasdaq Global Select Market or such other securities exchanges or quotation or trading services.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such an offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

∎	the name of the agent or any underwriters;

∎	the public offering or purchase price;

∎	any discounts and commissions to be allowed or paid to the agent or underwriters;

∎	all other items constituting underwriting compensation;

∎	any discounts and commissions to be allowed or paid to dealers; and

∎	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

∎

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

∎

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement. The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of C4 Therapeutics, Inc. and subsidiary as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with SEC rules and regulations. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). We also maintain a website at www.c4therapeutics.com. The information contained in or accessible from our website is not incorporated into this prospectus and you should not consider it. We have included our website address in this or any accompanying prospectus solely as an inactive textual reference.

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to C4 Therapeutics, Inc., 490 Arsenal Way., Suite 120, Watertown, Massachusetts 02472, telephone: (617) 231-0700. Information contained on our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be a part of this prospectus, and the information that we file later with the SEC will automatically update and, where applicable, supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which have already been filed with the SEC (SEC File No. 001-39567), and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement, except as to any portions of any future report or document that is not deemed filed under such provisions until we sell all of the securities:

∎	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024;

∎

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2023 from our definitive proxy statement on Schedule 14A (other than the information furnished rather than filed), which was filed with the SEC on April 29, 2024;

∎

our Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May  8, 2024, August  1, 2024, and October 31, 2024, respectively;

∎

our Current Reports on Form 8-K filed with the SEC on January 9, 2024, March  4, 2024, March  8, 2024, June  10, 2024, June  21, 2024, September  3, 2024, October  11, 2024, October  15, 2024, and October 16, 2024; and

∎

the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-39567) as filed with the SEC on September 28, 2020, including any amendments or reports filed for the purpose of updating this description, including Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 11, 2021.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address: C4 Therapeutics, Inc., 490 Arsenal Way, Suite 120, Watertown, Massachusetts 02472, telephone: (617) 231-0700.

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.c4therapeutics.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

C4 Therapeutics, Inc.

21,895,000 Shares of Common Stock

Pre-funded Warrants to Purchase up to 28,713,500 Shares of Common Stock

Class A Warrants to Purchase up to 50,608,500 Shares of Common Stock (or Pre-Funded Warrants)

Class B Warrants to Purchase up to 50,608,500 Shares of Common Stock (or Pre-Funded Warrants)

PROSPECTUS SUPPLEMENT

Jefferies

TD Cowen

Evercore ISI

October 16, 2025